Exhibit 10.2

EXECUTION VERSION	Contract # 1-26652287-6

AMENDMENT NUMBER 6

TO

YAHOO! PUBLISHER NETWORK AGREEMENT #1-26652287

This Amendment #6 to the Yahoo! Publisher Network Agreement #1-26652287 (“Amendment #6”) is entered into as of the latter date of either Yahoo! or Publisher’s signature below (“Amendment #6 Effective Date”) and is made by and among Local.com Corporation (“Publisher”), on the one hand, and Yahoo! Inc. and Yahoo! Sarl (together, “Yahoo!”), on the other hand, and modifies the Yahoo! Publisher Network Agreement #1-26652287 by and between Yahoo! Inc. and Publisher effective as of August 25, 2010 (the “Agreement”).

In consideration of mutual covenants and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Publisher and Yahoo! hereby agree as follows:

1.	Yahoo! Sarl is added as a party to the Agreement. The second sentence of Attachment A (which begins with “The use of the term ‘Yahoo!…”) is deleted and replaced by the following:

Yahoo! Inc. is solely responsible for the Yahoo! rights, obligations and duties described under this Agreement for the markets included as part of the Territory within the Americas and Yahoo! Sarl is solely responsible for the Yahoo! rights, obligations and duties described under this Agreement for all the markets included as part of the Territory outside of the Americas. The use of the term “Yahoo!” throughout this Agreement shall refer to Yahoo! Inc. in relation to the markets included as part of the Territory within the Americas and shall refer to Yahoo! Sarl in relation to all markets included as part of the Territory outside of the Americas.

2.	The following information is inserted at the notice information section of the SO:

YAHOO! SARL

ZA la Pièce No 4 Route de l’Etraz 1180 Rolle, Switzerland
Fax: 44 20 7131 1775	Attn: Legal

3.	Part A of the “Deployment of Services on Publisher’s Offerings” section on the Service Order is hereby deleted and replaced with the following (change in italics):

A.	Results Hosting Sites

1. Link = Search Box; Results = Paid Search Results; Publisher’s Offering = the following Sites: www.local.com, www.mrlocal.com, www.premierguide.com, www.ziphip.com, www.loqal.com, uk.local.com and local.co.uk (sometimes referred to herein individually or collectively as “Results Hosting Sites”).

2. Link = Hyperlinks; Results = Hyperlink Results; Publisher’s Offering = Results Hosting Sites.

3. Link = Ad Code; Results = Matched Ads; Publisher’s Offering = Results Hosting Sites.

For Results Hosting Sites approved for arbitrage, the terms of Attachment E will apply.

4.	The third sentence of Section 5 of Attachment B is deleted and replaced by the following (change in italics):

1	Yahoo! Confidential

EXECUTION VERSION	Contract # 1-26652287-6

Gross Revenue is calculated and payment is made to Publisher net of any taxes that are required to be collected, withheld or paid with respect to such earned amount including social contributions and/or taxes related to the international remittance of money (except taxes on net income) and net of credit card or other payment processing fees, bad debt and charge-backs, commissions or discounts allowed or paid to advertising agencies, and refunds to Advertisers.

5.	The definitions of Named Companies and Territory in Section 30 of Attachment B to the Agreement are deleted and replaced by the following (changes in italics):

Named Companies: *** and any of their subsidiaries that Yahoo! may identify from time to time upon written notice to Publisher, ***.

Territory: the following countries or regions where Yahoo! has a paid marketplace: the United States and the United Kingdom. The aforementioned countries or regions may be updated upon mutual agreement of the parties.

6.	Miscellaneous.

(a)	Except as expressly set forth herein, the terms and conditions of the Agreement are unmodified and remain in full force and effect.

(b)	The Agreement is amended to provide that references in the Agreement to “this Agreement” or “the Agreement” (including indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed references to the Agreement as amended hereby. All capitalized defined terms used but not defined herein shall have the same meaning as set forth in the Agreement.

(c)	This Amendment #6 may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument. An electronically transmitted signature via pdf or facsimile shall be deemed the equivalent to an original ink signature.

(d)	In the event of a conflict between any of the terms and conditions of the Agreement and any of the terms and conditions of this Amendment #6, the terms and conditions of this Amendment #6 shall control.

[Signatures on next page]

2	Yahoo! Confidential
***	- Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

EXECUTION VERSION	Contract # 1-26652287-6

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment #6 as of the Amendment #6 Effective Date.

LOCAL.COM CORPORATION By: /s/ Michael Sawtell Name: Michael Sawtell Title: President/COO Date: 5/29/2012	YAHOO! INC. By: /s/ Al Echamendi Name: Al Echamendi Title: VP Bus Dev Date: 5/23/2012

YAHOO! SARL By: /s/ Jean-Christophe Conti Name: Jean-Christophe Conti Title: VP-Head of Patnerships Group Date: 5/29/2012

Signature page to Amendment 6	Yahoo! Confidential